UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2015
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)        The 2015 Annual Meeting of Stockholders of TOR Minerals International, Inc. was held on Friday, May 8, 2015 (the "Annual Meeting").

(b)        The Company's stockholders voted on the following three proposals (described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2015) at the Annual Meeting and cast their votes as follows:

Proposal No. 1.   The seven nominees named below were elected to serve as directors of the board of directors

Election of Directors	For	Withheld	Broker Non-Votes
Julie Ehmann	2,331,038	18,278	576,469
Thomas Pauken	2,326,080	23,236	576,469
Bernard Paulson	2,240,069	109,247	576,469
Douglas Hartman	2,326,180	23,136	576,469
Steven Paulson	2,240,171	109,145	576,469
Olaf Karasch	2,209,348	139,968	576,469
Tan Chin Yong	2,331,040	18,276	576,469

Proposal No. 2.   The appointment of BDO USA LLP as the independent registered public accounting firm for the year ending December 31, 2015 was ratified, and the voting results were as follows.

For	Against	Abstain
2,799,873	19,359	106,553

Proposal No. 3.   : The consideration of an advisory vote on executive compensation was voted as follows:

For	Against	Abstain	Broker Non-Votes
1,638,539	707,637	3,140	576,469

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: May 8, 2015	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
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